Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

13 September 2016

Atlantic Alliance Partnership Corp ("AAPC")

Withdrawal of offer for TLA Worldwide plc ("TLA")

The AAPC Board notes the announcement by the TLA Board on 6 September 2016 of the withdrawal of its recommendation of the proposed offer by AAPC for TLA (the "Offer") announced on 3 May 2016 (the "Offer Announcement") and the fact that it would therefore not be convening shareholder meetings to consider the proposed Scheme.

The AAPC Board has now had the opportunity to discuss the withdrawal of the recommendation with its investors. Following these discussions, the AAPC Board has reluctantly concluded that the withdrawal of the recommendation is sufficiently fundamental to make it no longer in the best interests of AAPC shareholders for AAPC to proceed with the Offer.

As a result, the United Kingdom Panel on Takeovers and Mergers (the “Panel”) has confirmed that upon this announcement being made, the offer period will end with immediate effect, and the Offer will be withdrawn as also agreed with TLA.

Accordingly, AAPC will not be convening a shareholder meeting to consider the Transaction. Under rule 35.1 of the City Code on Takeovers and Mergers, except with consent of the Panel, AAPC must not, among other things, announce a further offer for TLA within 12 months from the date of this announcement.

Capitalised terms in this announcement, unless otherwise defined, have the same meaning given to them in the Offer Announcement.

Enquiries

For further information please contact:

Atlantic Alliance Partnership Corp
Jonathan Goodwin, CEO and President	+44 (0) 20 7938 5810
Jonathan Mitchell, Chief Financial Officer	+1 212 409 2434

Lepe Partners LLP, Financial Adviser to Atlantic Alliance Partnership Corp Julian Culhane	+44 (0) 20 7938 5810

Important notices relating to financial advisers

Lepe Partners, which is authorised and regulated by the Financial Conduct Authority, is acting as financial adviser to AAPC and no one else in connection with the matters set out in this announcement and will not be responsible to anyone other than AAPC for providing the protections afforded to its clients or for providing advice in connection with the contents of this announcement or any matter referred to in this announcement.

Publication of this announcement

A copy of this announcement will be made available, subject to certain restrictions relating to persons resident in or subject to the laws and/or regulations of a Restricted Jurisdiction, on the website AAPC at www.aapcacq.com by no later than 12 noon (London time) on the Business Day following the date of this announcement. For the avoidance of doubt, neither the content of the website referred to in this announcement nor the contents of any website accessible from hyperlinks on any such website are incorporated into or form part of this announcement and such content should not be relied upon in reaching a decision regarding the matters referred to in this announcement.

Forward looking statements

This announcement contains certain forward-looking statements with respect to a combination involving TLA and AAPC. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, significant transaction costs and/or unknown liabilities, general economic and business conditions, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of AAPC's experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause AAPC or TLA's actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement.